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                           LOAN AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 30, 1998

                                     BETWEEN

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                    AS LENDER

                                       AND

                              POLYCHEM CORPORATION

                                   AS BORROWER



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                                                   GE Capital Commercial Finance



This LOAN AND SECURITY AGREEMENT is dated as of September 30, 1998, and agreed to by and between POLYCHEM CORPORATION, a Pennsylvania corporation ("Borrower"), any other Credit Party executing this Agreement, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

RECITALS

A. The purpose of this Agreement is to provide to Borrower revolving credit loans and a term loan (collectively, the "Loans") having the following general description:



              TRANSACTION SUMMARY AS OF THE DATE OF THIS AGREEMENT
REVOLVING CREDIT LOAN
    Maximum Amount:                 $3,500,000
    Term:                           3 years
    Revolving Credit Rate:          Index Rate plus  4.75%
    Letter of Credit Subfacility:   n/a
                                    Borrowing Base: 80% (less reserves
                                    established by Lender pursuant to Section
                                    1.13) of the value (as determined by Lender) of Borrower's Eligible Accounts; provided that Lender shall reduce the foregoing percentage by one percentage point for each percentage point that the dilution of Borrower's Accounts (calculated as the average dilution from the Accounts
                                    Receivable Roll Forward Analysis over the most recent three months) exceeds 5%, subject to a $250,000 limit on Current
                                    Retainage under 120 days; plus the lesser of
                                    (i) $750,000 or (ii) up to 50% (less
                                    reserves established by Lender pursuant to
                                    Section 1.13) of the value of Borrower's
                                    Eligible Inventory consisting of raw
                                    material and finished goods, in each case as determined by Lender, valued on a first-in, first-out basis (at the lower of cost or market), less a reserve equal to $300,000 against availability.

TERM LOAN
    Original Principal Amount:      $1,500,000
    Term:                           3 years
                                    Amortization: The Term Loan shall
                                    amortize in equal monthly principal
                                    installments of $25,000 payable on the
                                    first day of each month, with a balloon
                                    payment of the remaining outstanding
                                    balance on the Commitment Termination Date.
         Term Loan Rate:             Index Rate plus  6.5%
FEES
         Collateral Monitoring Fee: $1,000 per month.
         Unused Line Fee:           .25%
         Letter of Credit Fee:      n/a
                                    Prepayment Fee: 3% in year one; 2%
                                    in year two; and 1% in year three.

The Loans described generally here are established and governed by the terms and conditions set forth below in this Agreement and the other Loan Documents, and if there is any conflict between this general description and the express terms and conditions below or elsewhere in the Loan Documents, such other express terms and conditions shall control.


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B. Borrower desires to obtain the Loans and other financial accommodations from
Lender and Lender is willing to provide the Loans and accommodations all in accordance with the terms of this Agreement.

C. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All Schedules, Disclosure Schedules, Attachments, Addenda and Exhibits (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement. These Recitals shall be construed as part of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1 Loans. (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date (i) Lender agrees (A) to make available advances (each, a "Revolving Credit Advance") and (B) to incur Letter of Credit Obligations, in an aggregate outstanding amount not to exceed the Borrowing Availability, and (ii) Borrower may at its request from time to time borrow, repay and reborrow, and may cause Lender to incur Letter of Credit Obligations, under this Section 1.1.

         (b) Borrower shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a "Notice of Revolving Credit Advance") given no later than 11:00 A.M. (New York City time) on the Business Day of the proposed Revolving Credit Advance. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary.

         (c) The Revolving Credit Loan shall be evidenced by, and be repayable in accordance with the terms of, the Revolving Credit Note and this Agreement.

         (d) Borrower agrees that Lender, in making any Revolving Credit Advance or incurring any other Obligation hereunder, shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender by Borrower and other information available to Lender. Borrower further agrees that Lender shall be under no obligation to make any further Revolving Credit Advance or incur any other Obligation if Borrower shall have failed to deliver a Borrowing Base Certificate to Lender by the time specified in Section 4.1(b).


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         (e) Subject to the terms and conditions of this Agreement, Lender agrees to make the Term Loan to Borrower on the Closing Date in the original principal amount specified in the Transaction Summary for the Term Loan. The Term Loan shall be evidenced by, and be repayable in accordance with the terms of, the Term Note and this Agreement.

         (f) Notwithstanding anything to the contrary contained in this Agreement, including Schedule C, Lender shall have no obligations to incur Letter of Credit Obligations for the account of Borrower.

1.2 Term and Prepayment. (a) The obligation of Lender to make Revolving Credit Advances and extend other financial accommodations shall be in effect from the Closing Date until the Commitment Termination Date. Upon the Commitment Termination Date Borrower shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon; (ii) an amount sufficient to enable Lender to hold cash collateral as specified in Schedule C; (iii) all principal and accrued but unpaid interest on the Term Loan; and (iv) all other non-contingent Obligations due to or incurred by Lender. Upon payment of the amounts specified in the immediately preceding sentence, Borrower's obligation to pay the Unused Line Fee shall simultaneously terminate.

         (b) If the Revolving Credit Loan shall at any time exceed the Borrowing Availability, then Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess; any such excess balance outstanding shall nevertheless constitute Obligations that are evidenced by the Revolving Credit Note, secured by the Collateral and entitled to all of the benefits of the Loan Documents.

         (c) In the event of any Excess Cash Flow for any Fiscal Year, Borrower shall repay the Loans on or prior to the date three (3) Business Days after Lender's receipt of Borrower's financial statements required to be delivered pursuant to Section 4.1(e) for such year in an amount equal to 25% of such Excess Cash Flow.

         (d) Borrower shall repay the Loans in an amount equal to the net insurance proceeds payable in connection with the loss, destruction or condemnation of any assets of Borrower or its Subsidiaries promptly after receipt thereof; provided, however, that Borrower may use an amount of any such insurance proceeds reasonably necessary to repair or replace any such assets.

         (e) Borrower shall repay the Loans in an amount equal to the Net Proceeds of any sale or other disposition of any assets of Borrower or its Subsidiaries (other than the sale of Inventory in the ordinary course of business) promptly after any such sale or other disposition.

         (f) Any prepayment pursuant to (c), (d) or (e) above shall be applied against principal installments due, in the inverse order of maturity, on the Term Loan until such Loan is paid in full and thereafter against the Revolving Credit Loan.

         (g) Borrower shall have the right, at any time upon 30 days prior written notice to Lender to (i) terminate voluntarily Borrower's right to receive or benefit from, and Lender's obligation to

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make and to incur, Revolving Credit Advances and Letter of Credit Obligations,
(ii) prepay all or a portion of the Term Loan, provided that any prepayment of less than all of the outstanding balance of the Term Loan shall be applied to the remaining installments of the Term Loan in the inverse order of their maturity, and (iii) prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan and the Term Loan specified in such notice shall be the Commitment Termination Date.

         (h) If Borrower exercises its right of termination and prepayment, or if Borrower's right to receive or benefit from, and Lender's obligation to make Loans, are terminated for any reason prior to the Stated Expiry Date (including as a result of the occurrence of a Default), Borrower shall pay to Lender the applicable Prepayment Fee.

1.3 Use of Proceeds. Borrower shall use the proceeds of the Loans to refinance on the Closing Date certain outstanding Indebtedness as provided in Section 2.1(b) and for working capital and other general corporate purposes.

1.4 Single Loan. The Loans and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5 Interest. (a) Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at a floating rate equal to the Index Rate plus four and seventy five hundredths percent (4.75%) per annum (the "Revolving Credit Rate") and on the outstanding balance of the Term Loan at a floating rate equal to the Index Rate plus six and five tenths percent (6.5%) per annum (the "Term Loan Rate").

         (b) Interest shall be payable on the outstanding Revolving Credit Advances and balance of the Term Loan (i) in arrears for the preceding calendar month on the first day of each calendar month, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

         (c) All computations of interest, and all calculations of the Letter of Credit Fee, shall be made by Lender on the basis of a three hundred and sixty
(360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, upon notice to the Borrower (except that no notice shall be required upon the occurrence of any Event of Default specified in Sections 7.1(e), (f) or (g)) the Revolving Credit Rate, the Term Loan Rate and the Letter of Credit Fee shall automatically be increased by two percentage points (2%) per annum (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

         (e) If any interest or other payment (including Unused Line Fees, Letter of Credit Fees and

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Collateral Monitoring Fees) to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

         (f) In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

1.6 Cash Management System. On or prior to the Closing Date and until the Termination Date, Borrower will establish and maintain the cash management system described in Schedule D. All payments in respect of the Collateral shall be made to or deposited in the blocked or lockbox accounts described in Schedule D in accordance with the terms thereof.

1.7 Fees. As compensation for Lender's costs and efforts incurred and expended in entering into this Agreement and in consideration of Lender's making the Loans available to Borrower, Borrower agrees to pay to Lender the Fees set forth in Schedule E.

1.8 Receipt of Payments. Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.9) without set-off or counterclaim not later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and Fees, all payments shall be deemed received by Lender 2 Business Days following receipt of good funds in the Collection Account. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of good funds in the Collection Account.

1.9 Application and Allocation of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of Borrower's obligations with respect to preservation of the Collateral or otherwise under this Agreement, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan exceeds the Borrowing Availability.

1.10 Accounting. Lender is authorized to record on its books and records the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay (with applicable

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interest) the Loans made to Borrower under this Agreement. Except to the extent that Borrower shall, within 30 days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

1.11 Indemnity. Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER OR TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.12 Taxes. All payments to Lender under any Loan Document shall be made free and clear of, and without deduction for, any Taxes. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 1.12), Lender receives an amount equal to that which it would have received had no such deductions been made and Borrower shall pay the full amount deducted to the relevant taxing authority, and promptly furnish to Lender tax receipts evidencing such payment. Borrower shall pay and indemnify Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.12) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

1.13 Borrowing Base; Reserves. The Borrowing Base shall be determined by Lender (including the eligibility of Accounts and Inventory) based on the most recent Borrowing Base Certificate

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delivered to Lender in accordance with Section 4.1(b) and such other information available to Lender. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Revolving Credit Loan shall be subject to Lender's continuing right to withhold from Borrowing Availability reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender's good faith credit judgment such reserves are necessary, including to protect Lender's interest in the Collateral or to protect Lender against possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Inventory or possible non-payment of any of the Obligations or for any taxes or customs duties or in respect of any state of facts which could constitute a Default. Lender may, at its option, implement reserves by designating as ineligible a sufficient amount of Accounts or Inventory which would otherwise be Eligible Accounts or Eligible Inventory, as the case may be, so as to reduce the Borrowing Base by the amount of the intended reserves.

2. CONDITIONS PRECEDENT

2.1 Conditions to the Initial Loans. Lender shall not be obligated to make any of the Loans, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

         (a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule F);

         (b) Lender shall have received evidence satisfactory to it that: (i) all of the obligations of Borrower to Congress Financial Corporation under its financing documentation as in effect immediately prior to the Closing Date will be performed and paid in full from the proceeds of the initial Loans; and (ii) all Liens upon any of the property of Borrower or any other Credit Party in favor of Congress Financial Corporation shall have been terminated immediately upon such payment;

         (c) Lender shall have received evidence satisfactory to it that each Credit Party has obtained all consents and acknowledgments of all Persons and Governmental Authorities whose consents or acknowledgments may be required prior to the execution and delivery of this Agreement and the other Loan Documents (or pursuant to the terms hereof or thereof) and the consummation of the transactions contemplated hereby and thereby and that such consents or acknowledgments remain in full force and effect;

         (d) Lender shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.17 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;

         (e) as of the Closing Date Net Borrowing Availability shall be not less than $250,000 after giving effect to the initial Revolving Credit Advance and Letter of Credit Obligations (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the

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ordinary course of business and without acceleration of sales);

         (f) Lender shall have received an opinion of counsel to the Borrower with respect to the Loan Documents in form and substance satisfactory to Lender;

         (g) payment by Borrower of all fees, costs, and expenses payable by Borrower hereunder that have accrued as of the Closing Date;

         (h) Lender shall have received bill and hold letters from all of Borrower's Account Debtors with bill and hold Accounts, in each case in form and substance satisfactory to Lender;

         (i) Lender shall have received an executed original copy of the Intercompany Note properly endorsed to Lender;

         (j) Borrower's cash management system shall be in compliance with Schedule D;

         (k) Lender shall have received any environmental surveys that it shall have requested of Borrower and shall otherwise be satisfied with the environmental condition of Borrower's Phoenixville, Pennsylvania real property;

         (l) Lender shall have received an executed liquidation assistance agreement among Borrower, members of senior management of The Eastwind Group, Inc. and members of senior management of Borrower, substantially in the form of Exhibit R;

         (m) Lender shall have received an executed assignment, in form and substance satisfactory to Lender, of Borrower's rights under the insurance agreement, dated June 11, 1998, between Borrower and the Export-Import Bank of the United States; and

         (n) Lender shall have received an executed pledge agreement made by Borrower in favor of Lender with respect to the Intercompany Note, in substantially the form of Exhibit L-2.

2.2 Further Conditions to the Loans. Lender shall not be obligated to fund any Loan (including the initial Loans), if, as of the date thereof:

         (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or

         (b) any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or

         (c) any Default shall have occurred and be continuing or would result after giving effect to such Loan; or


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         (d) after giving effect to such Loan the Revolving Credit Loan would exceed the Borrowing Availability; or

         (e) any action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of any transaction contemplated hereby or thereby and which, in Lender's sole judgment, would make it inadvisable to consummate any transaction contemplated by this Agreement or any other Loan Document.

The request and acceptance by Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

 3.      REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:

3.1 Corporate Existence; Compliance with Law. Each Corporate Credit Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party which are necessary or appropriate for the conduct of its business.

3.2 Executive Offices; Corporate or Other Names; Conduct of Business. The location of each Corporate Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Corporate Credit Party has been known as or conducted business in any other name (including trade

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names). No Corporate Credit Party shall change its (a) name, (b) chief executive office, (c) corporate offices, (d) warehouses or other Collateral locations, or
(e) location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral.

3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c) (all of which will have been duly obtained, made or complied with on or before the Closing Date and shall be in full force and effect on such date). As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and by general principles of equity.

3.4 Financial Statements and Projections; Books and Records. (a) The Financial Statements delivered by Borrower to Lender for its most recently ended Fiscal Year and Fiscal Month, are true, correct and complete and reflect fairly and accurately the financial condition of Borrower as of the date of each such Financial Statement in accordance with GAAP. The Projections most recently delivered by Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections.

         (b) Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments received on any and all credits granted to, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5 Material Adverse Change. Between the date of Borrower's most recently audited Financial Statements delivered to Lender and the Closing Date: (a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit

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Party has or have had or could reasonably be expected to have a Material Adverse
Effect and no Credit Party is in default, and to such Credit Party's knowledge no third party is in default under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6 Real Estate; Property. The real estate listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, or used by each Corporate Credit Party in its business, and such Credit Party will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt written notice thereof. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Encumbrances. With respect to each of the premises identified in Disclosure Schedule (3.2) on or prior the Closing Date a bailee, landlord or mortgagee agreement acceptable to Lender has been obtained.

3.7 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on Disclosure Schedule (3.7). All outstanding Indebtedness of each Corporate Credit Party as of the Closing Date is described in Disclosure Schedule (5(c)).

3.8 Government Regulation. No Credit Party is subject to or regulated under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.9 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulations U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to

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
be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.10 Taxes; Charges. Except as disclosed on Disclosure Schedule (3.10) all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party's property. Proper and accurate amounts have been and will be withheld by Borrower and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.10) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.10), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.11 Payment of Obligations. Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.12 ERISA. (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Lender. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC , including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by
Section 4975 of the IRC.

         (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

3.13 Litigation. No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party's properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened against any Credit Party which seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly upon learning of the existence or commencement of any Litigation commenced or to the knowledge of any Credit Party threatened against any Credit Party that: (x) may involve an amount in excess of $50,000; (y) could reasonably be expected to have a Material Adverse Effect whether or not determined adversely; or (z) regardless of amount (i) is asserted or instituted, against any Plan, its fiduciaries or its assets, or against any Credit Party or any ERISA Affiliate in connection with any Plan, (ii) includes any demand for injunctive relief, (iii) alleges criminal misconduct by any Credit Party, or (iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities.

3.14 Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by any Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.14). Each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect.

3.15 Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.16 Hazardous Materials. Except as set forth on Disclosure Schedule (3.16), as of the Closing Date, (a) each real property location owned, leased or occupied by each Corporate Credit Party (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Corporate

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
Credit Party is subject to any Environmental Liabilities or, to any Credit Party's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by any Corporate Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Corporate Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) each Corporate Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Corporate Credit Party. Each Corporate Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and Environmental Permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release.

3.17 Insurance. As of the Closing Date, Disclosure Schedule (3.17) lists all insurance of any nature maintained for current occurrences by Borrower and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender endorsements to all of its and those of its Subsidiaries (a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance to adequately protect Lender's interests in accordance with Lender's normal practice for similarly situated borrowers. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

3.18 Deposit and Disbursement Accounts. Attachment I to Schedule D lists all banks and other financial institutions at which Borrower, or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Disbursement Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. No Corporate Credit Party will establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to Schedule D) without Lender's prior written consent.

3.19 Accounts. As of the date of each Borrowing Base Certificate delivered to Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account. Borrower has not made, and will not make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable Bank Accounts or the Lender as required hereunder; and (c) to Borrower's knowledge all Account Debtors have the capacity to contract. Borrower shall notify Lender promptly of any event or circumstance which to Borrower's knowledge would cause Lender to consider any then existing Account as no longer constituting an Eligible Account. No Account Debtor has a right of offset against Borrower under any agreement with Borrower.

3.20 Inventory. As of the date of each Borrowing Base Certificate delivered to Lender, all Inventory listed thereon as Eligible Inventory shall be Eligible Inventory. Borrower shall promptly notify Lender of any event or circumstance which, to Borrower's knowledge, would cause Lender to consider any then existing Inventory as no longer constituting Eligible Inventory.

3.21 Conduct of Business; Maintenance of Existence. Each Corporate Credit Party
(a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.22 Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender's rights in the Collateral, or any of it, and under this Agreement, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

3.23 Year 2000 Covenants. If not previously implemented as delivered to Lender, on or prior to August 1, 1998, each Corporate Credit Party shall implement Year 2000 Corrective Actions. On or before December 1, 1998, each Corporate Credit Party shall complete Year 2000 Corrective Actions and Year 2000 Implementation Testing. On or before January 1, 1999, each Corporate Credit Party shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.24 Zoning Compliance Certificate. On or prior to the date 90 days after the Closing Date, Borrower shall deliver to Lender a zoning compliance certificate with respect to its headquarters in Phoenixville, Pennsylvania, which zoning compliance certificate shall be in form and substance satisfactory to Lender.

3.25 Environmental Reports. In the event Borrower fails to refinance the Indebtedness secured by Borrower's Phoenixville, Pennsylvania real property on or prior to the date 30 days after the Closing Date, then Borrower, at Lender's request, shall cause a Phase I and Phase II environmental report to be conducted on Parcel B, which is described on Schedule 3.24.

4.       FINANCIAL MATTERS; REPORTS

4.1 Reports and Notices. Borrower represents, agrees and promises that from and after the Closing Date until the Termination Date, Borrower shall deliver to
Lender:

         (a) (i) within 15 days following the end of each Fiscal Month, (x) an aged trial balance by Account Debtor and an Inventory Perpetual or Physical (as requested by Lender) and (y) a calculation of the Fixed Charge Coverage Ratio as of the end of such Fiscal Month and any Restricted Payments made to The Eastwind Group, Inc. during such Fiscal Month, and (ii) and as soon as available but in no event later than 30 days following the end of each Fiscal Month, a reconciliation of the aged trial balance and the Inventory Perpetual or Physical (as the case may be) to the Borrower's general ledger and from the general ledger to the Financial Statements for such Fiscal Month accompanied by supporting detail and documentation as Lender may request;

         (b) as frequently as Lender may request and in any event no later than 15 days following the end of each Fiscal Month, (i) a Borrowing Base Certificate in the form of Exhibit C as of the last day of the previous Fiscal Month detailing ineligible Accounts and Inventory for adjustment to the Borrowing Base and (iii) a current backlog report for projects in form and substance satisfactory to Lender, in each case certified as true and correct by the Chief Financial Officer of Borrower or such other officer as is acceptable to Lender;

         (c) within 15 days following the end of each Fiscal Month, an Accounts Payable Analysis in the Form of Exhibit D (together with an accounts payable aging) and an Accounts Receivable Roll Forward Analysis in the Form of Exhibit E, each certified as true and correct by the Chief Financial Officer of Borrower or such other officer as is acceptable to Lender;

         (d) within 30 days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis, and accompanied by a certification in the form of Exhibit J by the Chief Executive Officer or Chief Financial Officer of Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

         (e) within 105 days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, which shall provide comparisons to budget and actual results for the prior Fiscal Year, both on a monthly and annual basis, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and (iii) any management letter that may be issued;

         (f) not less than 30 days prior to the close of each Fiscal Year, the Projections, which will be prepared by Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered; and

         (g) all the reports and other information set forth on Exhibit B in the time frames set forth therein.

4.2 Financial Covenants. Borrower shall not breach any of the financial covenants set forth in Schedule G.

4.3 Other Reports and Information. Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

5.       NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Corporate Credit Party shall, directly or indirectly, by operation of law or otherwise:

         (a) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary;

         (b) except as otherwise permitted in this Section 5 below, make any investment in, or make or accrue loans or advances of money to, any Person, except that Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtors' Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower in any Fiscal Quarter does not exceed $50,000 and such notes and securities are delivered to Lender as Collateral;

         (c) create, incur, assume or permit to exist any Indebtedness, except:
(i) the Obligations; (ii) Indebtedness other than the Obligations in an aggregate outstanding amount for all such Credit Parties combined not exceeding $25,000; (iii) deferred taxes; (iv) other Indebtedness set forth in Disclosure
Schedule 5(c)); (v) Indebtedness incurred to refinance the Indebtedness secured by Borrower's Phoenixville, Pennsylvania facility; and (vi) Indebtedness incurred in connection with any transaction permitted under clause (i)(y) below;

         (d) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000, and other than the Intercompany Loan; provided, however, that Borrower shall only make advances under the Intercompany Note if Net Borrowing Availability shall be not less than $250,000 after giving effect to such advance;

         (e) make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date;

         (f) amend its charter or by-laws or other organizational documents;

         (g) incur any Guaranteed Indebtedness except (i) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, and (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement;

         (h) create or permit any Lien on any of its properties or assets, except for (x) Permitted Encumbrances, (y) any Lien securing Indebtedness permitted under clause (c)(v) above or (z) any Lien created in connection with a transaction permitted under clause (i)(y) below;

         (i) sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment in the ordinary course of its business), other than (x) any such asset sales the proceeds of which are used to repay the Loans in accordance with Section 1.2 and (y) any sale-leaseback transaction with respect to Borrower's Phoenixville, Pennsylvania facility on terms reasonably satisfactory to Lender;

         (j) take any action or omit to take any action, which act or omission would constitute a material default or an event of default pursuant to, or noncompliance with, any of its Contractual Obligations;

         (k) cancel any debt owing to it, except for cancellation of debt not constituting Accounts for reasonable consideration and in the ordinary course of its business consistent with historical practice; or

         (l) make or permit any Restricted Payment; provided, however, that Borrower may pay Restricted Payments in an aggregate amount not to exceed $40,000 per Fiscal month to The Eastwind Group, Inc.; provided that (i) the Fixed Charge Coverage Ratio for such Fiscal Month is not less than 1.0:1 after giving effect to such Restricted Payments,(ii) Borrower shall provide Lender with five (5) Business Day's prior written notice of any such Restricted Payment and Lender shall not have objected to such Restricted Payment prior to the end of such five Business Day period, and (iii) no Default or Event of Default shall have occurred and be continuing at the time of such payment or after giving effect thereto.

6.       SECURITY INTEREST

6.1 Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of the Borrower and any other Credit Party executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all bank and deposit accounts and all funds on deposit therein; all cash and cash equivalents; all commodity contracts; all investments; all Inventory and Equipment; all Goods; all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, Stock, contract rights, and choses in action); the Intercompany Loan; all real property; and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

         (b) Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower and each other Credit Party executing this Agreement represents, warrants and promises to Lender that: (i) Borrower and each other Credit Party granting a Lien in Collateral is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation."

6.2 Lender's Rights. (a) Lender may, (i) at any time in Lender's own name or in the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time and without prior notice to Borrower or any other Credit Party, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

         (b) It is expressly agreed by Borrower that, notwithstanding anything herein to the contrary, Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

         (c) Borrower and each other Credit Party shall, with respect to each owned, leased, or


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
controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of Borrower's and such Credit Party's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower and such Credit Party agree to render to Lender, at Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Borrower and each other Credit Party shall make available to Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all Borrower's and such Credit Party's Books and Records and any other instruments and documents which Lender may request. Borrower shall deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower or any other Credit Party.

         (d) After the occurrence and during the continuance of a Default, Borrower, at its own expense, shall cause the certified public accountant then engaged by Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with Borrower's accountants in the performance of these tasks.

6.3 Lender's Appointment as Attorney-in-fact. On the Closing Date, Borrower and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as Exhibit I. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees and promises that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law, Lender shall not have any duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF LENDER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER OR ANY OTHER CREDIT PARTY FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. Borrower and each other Credit Party executing this Agreement


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
also hereby authorizes Lender to file any financing or continuation statement without the signature of Borrower or such Credit Party to the extent permitted by applicable law.

6.4 Grant of License to Use Intellectual Property Collateral. For the purpose of enabling Lender to exercise its rights and remedies under the Loan Documents, Borrower and each other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

7.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3:

         (a) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

         (b) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement; or

         (c) an event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

         (d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

         (e) there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

         (f) a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

         (g) Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

         (h) a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or
(ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

         (i) any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect and Lender shall have given Borrower notice thereof; or

         (j) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral; or

         (k) a Change of Control shall have occurred with respect to any Corporate Credit Party.

7.2 Remedies. (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Revolving Credit Advances and to incur additional Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully cash collateralized pursuant to Schedule C; or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) and the Obligations shall automatically begin to accrue interest at the Default Rate, in each case, without declaration, notice or demand by Lender.

         (b) Without limiting the generality of the foregoing, Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Lender deems necessary or advisable.

         (c) Borrower and each other Credit Party executing this Agreement further agrees, upon the occurrence and during the continuance of an Event of Default and at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

         (d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt, in the following order of priorities: first, to reimburse or pay in full the actual expenses of Lender incurred in connection with such sale, disposition or other realization, including all other expenses, liabilities and advances incurred or made by Lender in connection therewith; second, to the other Obligations in such order as the Lender may deem advisable; third, to cash collateralize any outstanding Letter of Credit Obligations pursuant to Schedule C; and finally, after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.       SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation, delegation or other conveyance by Borrower or such Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, the other Credit Parties and Lender with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

9.        MISCELLANEOUS

9.1 Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the initial Loan has been funded at that time.

9.2 Expenses. Borrower agrees to pay or reimburse Lender for all costs and expenses incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan (including a wire transfer fee of $15 per wire transfer); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loans, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral including the following with respect to all of the foregoing provisions of this Section 9.2: the fees, costs and expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants, and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection therewith.

9.3 No Waiver. Neither Lender's failure, at any time or times, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

9.4 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date.

9.5 Conflict of Terms. Except as otherwise provided in any Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.

9.6 Authorized Signature. Until Lender shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower or such other Credit Party listed in the Secretarial Certificate in the form of Exhibit H shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

9.7 Notices. Except as otherwise provided herein, whenever any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.7), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

9.8 Section Titles. The Section titles and Table of Contents contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

9.9 Counterparts. Any Loan Document may be executed in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.

9.10 Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

9.11 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

9.12 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (A) BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         (B) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE


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


THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.13 Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press release or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

9.14 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

         IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

                                           POLYCHEM CORPORATION



                                           By:    /s/ Theodore F. Rutkowski
                                           Name:  Theodore F. Rutkowski
                                           Title: President

                                           GENERAL ELECTRIC CAPITAL CORPORATION



                                           By:    /s/ James DeSantis
                                           Name:  James DeSantis
                                           Title: Duly Authorized Signatory


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